Exhibit 3.159

State of Delaware Secretary of State Division of Corporations Delivered 01:52 PM 12/02/2010 FILED 01:49 PM 12/02/2010 SRV 101141874 – 4906217 FILE

CERTIFICATE OF FORMATION
OF
NRG SIMPLY SMART SOLUTIONS LLC

1.                                  Name: The name of the limited liability company is NRG Simply Smart Solutions LLC.

2.                                  Registered Office: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                                  Organizer: The name and address of the sole organizer of the limited liability company is Lynne Przychodzki, NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NRG Simply Smart Solutions LLC this 2nd day of December, 2010.

/s/ Lynne Przychodzki
Lynne Przychodzki
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 03:44 PM 12/08/2010 FILED 03:44 PM 12/08/2010 SRV 101163842 – 4906217 FILE

State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-211(a)

1.                                       The name of the Limited Liability Company is: NRG Simply Smart Solutions LLC

2.                                       That a Certificate of Formation was filed by the Secretary of State of Delaware on 12/2/2010, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3.                                       The inaccuracy or defect of said Certificate is: (must give specific reason)

1. The name of the limited liability company Was incorrectly stated as NRG Simply Smart Solutions LLC.

4.                                       The Certificate is hereby corrected to read as follows:

1. The name of the limited liability company is NRG SimplySmart Solutions LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of December, A.D. 2010.

By:	/s/ Lynne Przychodzki
Authorized Person

Name:	Lynne Przychodzki
Print or Type